Term Sheet

Filed pursuant to Rule 433

Registration Statement Nos. 333-262317 and 333-282373

January 6, 2025

United Mexican States

Final Terms and Conditions

6.000% Notes due 2030

Issuer:	United Mexican States

Transaction:	6.000% Notes due 2030 (the “2030 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,000,000,000

Ratings:	Baa2(negative)/BBB(stable)/BBB-(stable)(Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 13, 2030

Pricing Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

Coupon:	6.000%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.453%, plus accrued interest, if any, from January 13, 2025

Reference Benchmark Treasury:	4.375% due December 31, 2029

Reference Benchmark Treasury Price and Yield:	99-25; 4.424%

Re-offer Spread over Benchmark Treasury:	170 bps

Yield to Maturity:	6.124%

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year, commencing on May 13, 2025

Optional Redemption:

Prior to April 13, 2030 (one month prior to their maturity date) (the “2030 Notes Par Call Date”), Mexico may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2030 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2030 Notes Par Call Date, Mexico may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2030 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$1,989,060,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2030 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.150%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU.

ISIN:	US91087BBB53

CUSIP:	91087BBB5

Joint Book-Running Managers /Allocation:	BofA Securities, Inc. (20%) Goldman Sachs & Co. LLC (20%) J.P. Morgan Securities LLC (20%) Scotia Capital (USA) Inc. (20%) SMBC Nikko Securities America, Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated September  27, 2024 accompanies this free writing prospectus and is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524227931/d882391dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 6, 2025, for the 2030 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525001861/d797277d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2023 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524173170/d821860d18k.htm

Amendment No. 1 to the Annual Report on Form 18-K/A as filed with the SEC on September 26, 2024 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524226721/d882200d18ka.htm

Amendment No. 2 to the Annual Report on Form 18-K/A as filed with the SEC on January 6, 2025 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525001856/d882494d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Goldman Sachs & Co. LLC at +1 (866) 471-2526, J.P. Morgan Securities LLC at +1 (866) 846-2874, Scotia Capital (USA) Inc. at +1 (800) 372-3930 and SMBC Nikko Securities America, Inc. at +1 (212) 224-5135.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2030 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2030 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2030 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

United Mexican States

Final Terms and Conditions

6.875% Notes due 2037

Issuer:	United Mexican States

Transaction:	6.875% Notes due 2037 (the “2037 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$4,000,000,000

Ratings:	Baa2(negative)/BBB(stable)/BBB-(stable)(Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 13, 2037

Pricing Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

Coupon:	6.875%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.594%, plus accrued interest, if any, from January 13, 2025

Reference Benchmark Treasury:	4.250% due November 15, 2034

Reference Benchmark Treasury Price and Yield:	97-01+; 4.626%

Re-offer Spread over Benchmark Treasury:	230 bps

Yield to Maturity:	6.926%

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year, commencing on May 13, 2025

Optional Redemption:

Prior to February 13, 2037 (three months prior to their maturity date) (the “2037 Notes Par Call Date”), Mexico may redeem the 2037 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2037 Notes matured on the 2037 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2037 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2037 Notes Par Call Date, Mexico may redeem the 2037 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2037 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2037 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$3,983,760,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2037 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.170%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU.

ISIN:	US91087BBC37

CUSIP:	91087BBC3

Joint Book-Running Managers /Allocation:	BofA Securities, Inc. (20%) Goldman Sachs & Co. LLC (20%) J.P. Morgan Securities LLC (20%) Scotia Capital (USA) Inc. (20%) SMBC Nikko Securities America, Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated September  27, 2024 accompanies this free writing prospectus and is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524227931/d882391dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 6, 2025, for the 2037 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525001861/d797277d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2023 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524173170/d821860d18k.htm

Amendment No. 1 to the Annual Report on Form 18-K/A as filed with the SEC on September 26, 2024 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524226721/d882200d18ka.htm

Amendment No. 2 to the Annual Report on Form 18-K/A as filed with the SEC on January 6, 2025 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525001856/d882494d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Goldman Sachs & Co. LLC at +1 (866) 471-2526, J.P. Morgan Securities LLC at +1 (866) 846-2874, Scotia Capital (USA) Inc. at +1 (800) 372-3930 and SMBC Nikko Securities America, Inc. at +1 (212) 224-5135.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2037 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2037 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2037 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

United Mexican States

Final Terms and Conditions

7.375% Notes due 2055

Issuer:	United Mexican States

Transaction:	7.375% Notes due 2055 (the “2055 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,500,000,000

Ratings:	Baa2(negative)/BBB(stable)/BBB-(stable)(Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 13, 2055

Pricing Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

Coupon:	7.375%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.618%, plus accrued interest, if any, from January 13, 2025

Reference Benchmark Treasury:	4.250% due August 15, 2054

Reference Benchmark Treasury Price and Yield:	90-16; 4.858%

Re-offer Spread over Benchmark Treasury:	255 bps

Yield to Maturity:	7.408%

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year, commencing on May 13, 2025

Optional Redemption:

Prior to November 13, 2054 (six months prior to their maturity date) (the “2055 Notes Par Call Date”), Mexico may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2055 Notes Par Call Date, Mexico may redeem the 2055 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2055 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$2,490,450,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2055 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.190%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU.

ISIN:	US91087BBD10

CUSIP:	91087BBD1

Joint Book-Running Managers /Allocation:	BofA Securities, Inc. (20%) Goldman Sachs & Co. LLC (20%) J.P. Morgan Securities LLC (20%) Scotia Capital (USA) Inc. (20%) SMBC Nikko Securities America, Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated September  27, 2024 accompanies this free writing prospectus and is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524227931/d882391dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 6, 2025, for the 2055 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525001861/d797277d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2023 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524173170/d821860d18k.htm

Amendment No. 1 to the Annual Report on Form 18-K/A as filed with the SEC on September 26, 2024 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524226721/d882200d18ka.htm

Amendment No. 2 to the Annual Report on Form 18-K/A as filed with the SEC on January 6, 2025 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525001856/d882494d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Goldman Sachs & Co. LLC at +1 (866) 471-2526, J.P. Morgan Securities LLC at +1 (866) 846-2874, Scotia Capital (USA) Inc. at +1 (800) 372-3930 and SMBC Nikko Securities America, Inc. at +1 (212) 224-5135.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2055 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2055 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2055 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.